UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 23, 2007
                                                         (April 18, 2007)


                              GAMCO INVESTORS, INC.
             (Exact name of registrant as specified in its charter)

            New York                       1-14761                13-4007862
        (State or other           (Commission File Number)       (IRS Employer
 jurisdiction of incorporation)                              Identification No.)

             One Corporate Center, Rye, NY                   10580
        (Address of principal executive offices)          (Zip Code)

        Registrant's telephone number, including area code (914) 921-3700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

         On April 18, 2007, GAMCO Investors, Inc. (the "Company") and Cascade Investment L.L.C. ("Cascade") agreed to amend the terms of the $50 million convertible note maturing in August 2011 issued by the Company (the "Note") to extend the exercise date for Cascade's put option from May 15, 2007 to December 17, 2007, and to extend the expiration date of the related letter of credit to December 24, 2007. A copy of the Fifth Amendment to the Note Purchase Agreement and the $50 Million Convertible Promissory Note reflecting the new terms are attached hereto as Exhibits 99.1 and 99.2, respectively, and are hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

           Exhibits
           --------

           99.1 Fifth Amendment to the Note Purchase Agreement dated as of April 18, 2007

           99.2  $50 Million Convertible Promissory Note

                                    SIGNATURE
                                    ---------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GAMCO Investors, Inc.

                                        By:  /s/    Douglas R. Jamieson
                                            ------------------------------------
                                                    Douglas R. Jamieson
                                           President and Chief Operating Officer

Date: April 23, 2007
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